UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act Of 1934

Date of Report (Date of earliest event reported): June 25, 2020

Palatin Technologies, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-15543	95-4078884
(State or other jurisdiction	(Commission	(IRS employer
of incorporation)	File Number)	identification number)

4B Cedar Brook Drive, Cranbury, NJ	08512
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (609) 495-2200

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, par value $.01 per share	PTN	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Approval of Amendment to 2011 Stock Incentive Plan, as Amended and Restated. At the meeting of stockholders of Palatin Technologies, Inc. (the “Company”) held on June 25, 2020, the stockholders approved an amendment to the Company’s 2011 Stock Incentive Plan, as amended and restated (the “2011 Plan”). The amendment increases the number of shares available for equity awards under the 2011 Plan by 10,000,000 shares, from 32,500,000 to 42,500,000. In addition to the 42,500,000 Shares that may be issued or transferred with respect to awards under the 2011 Plan, shares covering awards, including awards under the Company’s 2005 Stock Plan, as amended, that were outstanding on May 11, 2011 (the date of the initial stockholder approval of the 2011 Plan), that terminate or are forfeited, or shares that are returned to the Company pursuant to a compensation recovery policy, will again be available for issuance under the 2011 Plan.

The 2011 Plan authorizes the grant of equity-based and cash-based compensation to the Company’s employees, consultants and non-employee directors in the form of stock options, stock appreciation rights, restricted shares, restricted share units, other share-based awards and cash-based awards.

The foregoing description of the 2011 Plan, as amended and restated, is not complete and is qualified in its entirety by referral to the full text of the 2011 Plan, a copy of which is filed with this Current Report as Exhibit 10.1.

Item 5.07 Submission of Matters to a Vote of Security Holders.

The Company’s annual meeting of stockholders was held on June 25, 2020 to consider and vote on the following: (1) election of directors (“Proposal 1”), (2) ratification of the appointment of the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2020 (“Proposal 2”), (3) approval of an amendment to our 2011 Stock Incentive Plan, as amended and restated, to increase the number of shares available for equity awards by 10,000,000 shares (“Proposal 3”), (4) approval of an amendment to our Certificate of Incorporation to effect an increase in authorized common stock from 300,000,000 shares to 500,000,000 shares (“Proposal 4”), and (5) advise the Company whether stockholders approve the compensation of the Company’s named executive officers (“Proposal 5”).

Common stock and Series A convertible preferred stock voted as a single class on all matters. There were present in person or by proxy 158,223,102 votes, representing a majority of the total outstanding eligible votes as of the record date for the meeting.

Proposal 1.  Election of Directors. The stockholders elected the following eight directors to serve until the next annual meeting, or until their successors are elected and qualified, by the votes set forth below:

Nominee	FOR	WITHHELD
01) Carl Spana, Ph.D.	80,131,548	22,444,179
02) John K.A. Prendergast	66,071,079	36,504,648
03) Robert K. deVeer, Jr.	82,392,173	20,183,554
04) J. Stanley Hull	85,118,042	17,457,685
05) Alan W. Dunton, M.D.	85,847,515	16,728,212
06) Angela Rossetti	85,806,895	16,768,832
07) Arlene M. Morris	71,188,533	31,387,194
08) Anthony M. Manning, Ph.D.	85,806,693	16,769,034

Broker Non-Votes: 55,647,375 for each director

Proposal 2.  Ratification of Appointment of Independent Registered Public Accounting Firm. The stockholders ratified the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2020, by the votes set forth below:

For	Against	Abstain
138,337,359	16,936,680	2,949,063

Proposal 3.  Amendment to 2011 Stock Incentive Plan. The stockholders approved an amendment to the Company’s 2011 Stock Incentive Plan, as amended and restated, to increase the number of shares available for equity awards by 10,000,000 shares, from 32,500,000 shares to 42,500,000 shares, by the votes set forth below:

For	Against	Abstain
66,258,606	35,980,561	336,560

Broker Non-Votes: 55,647,375

Proposal 4.  Amendment to Certificate of Incorporation to Increase Authorized Common from 300,000,000 Shares to 500,000,000 Shares. As disclosed below under Item 8.01, incorporated herein by reference, upon motion the Annual Meeting was adjourned on Proposal 4.

Proposal 5.  Say-on-Pay. The stockholders voted to advise the Company that they do approve the compensation of the Company’s named executive officers by the votes set forth below:

For	Against	Abstain
70,267,317	29,927,953	2,380,457

Broker Non-Votes: 55,647,375

Item 8.01 Other Events.

At the time of the Annual Meeting, there were insufficient votes to pass Proposal 4, which sought an amendment to the Company’s Certificate of Incorporation to effect an increase in authorized common stock from 300,000,000 shares to 500,000,000 shares. Upon motion, the Annual Meeting was adjourned on Proposal 4, and as announced at the Annual Meeting, such meeting will reconvene at 9:00 a.m. Eastern Daylight Time on July 23, 2020 virtually at http://www.virtualshareholdermeeting.com/PTN2020. During the period of adjournment, the Company will continue to accept stockholder votes on Proposal 4.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

10.1
2011 Stock Incentive Plan, as amended and restated.

99.1
Press Release dated June 29, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PALATIN TECHNOLOGIES, INC.

Date: June 29, 2020	By:	/s/ Stephen T. Wills
Stephen T. Wills, CPA, MST Executive Vice President, Chief Financial Officer and Chief Operating Officer

EXHIBIT INDEX

10.1
2011 Stock Incentive Plan, as amended and restated.

99.1
Press Release dated June 29, 2020.